EXHIBIT 10.1

VOTING AGREEMENT AND IRREVOCABLE PROXY

This Voting Agreement and Irrevocable Proxy, dated as of November 15, 2016 (this “Voting Agreement”), is made by and among Glacier Bancorp, Inc. (“GBCI”), TFB Bancorp, Inc. (“TFB”), Mary Lynn Lenz (“Lenz”), as proxy, Tom Dolan (“Substitute”), as substitute proxy, and the undersigned, who is a director of TFB and the Bank (as defined below) and/or a principal shareholder of TFB (a “Shareholder”). This Voting Agreement will be effective upon the signing of the Merger Agreement (as defined below).

RECITAL

As an inducement for GBCI, Glacier Bank, The Foothills Bank (the “Bank”), and TFB to enter into the Plan and Agreement of Merger (the “Merger Agreement”) dated November 15, 2016, whereby, among other things, TFB will merge with and into GBCI (the “Merger”), and the Bank will merge into Glacier Bank, the Shareholder, for such Shareholder and his, her or its heirs and legal representatives, hereby agrees as follows:

AGREEMENT

1.	Voting and other matters.

a.	The Shareholder will vote or cause to be voted all shares of TFB’s common stock that such Shareholder beneficially owns, with power to vote or direct the voting of (the “Shares”), in favor of approval of the Merger Agreement and the Merger. In addition, the Shareholder who is also a director of TFB (“Director”) will (a) recommend to the shareholders of TFB that they approve the Merger Agreement, and (b) refrain from any actions or omissions inconsistent with the foregoing, except as otherwise required by law, including, without limitation, the Director’s fiduciary duties to TFB and its shareholders.

b.	In order to better effect the provisions of Section 1.a. of this Agreement, the Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Lenz, with full power of substitution, such Shareholder’s true and lawful proxy and attorney-in-fact (the “Proxy Holder”) to vote at any meeting of the Shareholders of TFB (the “Meeting”) all of the Shareholder’s Shares in favor of the approval of the Merger and the Merger Agreement and the transactions contemplated therein, with such modifications to the Merger Agreement as the parties thereto may make; but this proxy will not apply with respect to any vote on the Merger Agreement if the Merger Agreement is modified so as to reduce the amount of consideration or the form of consideration to be received by the Shareholders or the tax consequences of the receipt thereof under the Merger Agreement in its present form. This irrevocable proxy shall automatically terminate upon termination of this Voting Agreement.

2.

Beneficial Ownership. On the date hereof, the Shares set forth on Attachment A hereto (the “Owned Shares”) are owned of record or beneficially by Shareholder in the manner reflected thereon, include all of the Shares owned of record or beneficially by Shareholder and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests, except (if applicable) as set forth on Attachment A hereto, which encumbrances or other items do not affect in any respect the ability of Shareholder to perform Shareholder’s obligations hereunder. As of the date hereof Shareholder has, and at any meeting of TFB’s shareholders in connection with the Merger Agreement and the transactions contemplated thereby, Shareholder will have (except as otherwise permitted by this Voting Agreement), sole voting power (to the extent such securities have voting power) and sole dispositive power with respect to all of the Owned Shares, except as otherwise reflected on Attachment A.

3.	Proxy. Lenz, by her execution below, hereby appoints Substitute as substitute proxy to act as the Proxy Holder under this Voting Agreement; but appointment of Substitute as Proxy Holder may be revoked by Lenz at any time upon notice to GBCI. Substitute by signing below as substitute proxy holder, agrees to vote all of the Shareholders’ Shares at any Meeting, in favor of the approval of the Merger Agreement, with such modifications to the Merger Agreement as the parties thereto may make; but this proxy will not apply with respect to any vote on the Merger Agreement if the Merger Agreement is modified so as to reduce the amount of consideration or the form of consideration to be received by the Shareholders or the tax consequences of the receipt thereof under the Merger Agreement in its present form.

4.	Acknowledgements. Shareholder acknowledges that TFB and GBCI are relying on this Voting Agreement in incurring expenses in connection with the transactions contemplated by the Merger Agreement and that the proxy granted hereby is couple with an interest and is irrevocable to the full extent permitted by applicable law. Shareholder and TFB acknowledge that the performance of this Voting Agreement is intended to benefit GBCI. The vote of the Proxy Holder will control in any conflict between such vote of the Shares and a vote by the substitute proxy holder or the Shareholder, and TFB agrees to recognize the vote of the Proxy Holder. Lenz may, in her discretion, appoint a substitute Proxy Holder under this Voting Agreement. The irrevocable proxy granted hereby will continue in effect until this Voting Agreement is terminated in accordance with Section 6(g).

5.	No Transfer. Until the earlier to occur of (i) the completion of the Merger or (ii) the termination of the Merger Agreement, the Shareholder may not sell, transfer, permit a lien or other encumbrance to be created with respect to, or grant any proxy in respect of (except for proxies solicited by the board of directors of TFB in connection with TFB shareholders’ meeting at which the Merger is presented for shareholder approval) the Owned Shares, unless (i) all other parties to any such sale or other transaction enter into an agreement in form and substance satisfactory to GBCI embodying the benefits and rights contained in this Voting Agreement or (ii) such transfer or disposition is solely to satisfy withholding tax obligations applicable to the vesting of restricted shares of stock.

6.	Miscellaneous.

a.	Severability. If any provision of this Voting Agreement or the application of such provision to any person or circumstances will be held invalid or unenforceable by a court of competent jurisdiction, such provision or application will be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Voting Agreement, will not be affected.

b.	Reformation. If any court determines that the obligations and restrictions set forth in this Voting Agreement are unenforceable, then the parties request such court to reform any unenforceable provisions to the maximum obligations or restrictions, term, and scope, as applicable, that such court finds enforceable.

c.	Expenses. Except as otherwise may be agreed in writing, all costs, fees and expenses incurred in connection with this Voting Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs, fees and expenses.

d.	Amendments; Waivers. Any provision of this Voting Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by GBCI and the Shareholder to be bound by such amendment, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power, or privilege under this Voting Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

e.	Governing Law. This Voting Agreement will be deemed a contract made under, and for all purposes will be construed in accordance with, the laws of the State of Arizona. Venue of any legal action or proceeding between the parties related to this Voting Agreement shall be in Flathead County, Montana, and the parties consent to the personal jurisdiction of the courts of the State of Montana and the federal courts located in Montana. The Shareholder agrees not to claim that Flathead County, Montana, is an inconvenient place for trial.

f.	Remedies. Any breach of this Voting Agreement entitles GBCI to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies they may be entitled to, it being agreed that money damages alone would be inadequate to compensate the non-breaching party would be an inadequate remedy for such breach. The rights and remedies of the parties to this Voting Agreement are cumulative and not alternative.

g.	Termination of Agreement. This Voting Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earlier to occur of (i) the Effective Time; (ii) such date and time as termination of the Merger Agreement in accordance with its terms or (iii) upon mutual written agreement of the parties hereto to terminate this Voting Agreement. Upon termination of this Voting Agreement, no party shall have any further obligations or liabilities under this Voting Agreement.

h.	Counterparts. This Voting Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

Signatures appear on following page.

This Voting Agreement and Irrevocable Proxy is dated as of the date first written above.

GLACIER BANCORP, INC.		TFB BANCORP, INC.

By:		By:
	Michael J. Blodnick	Mary Lynn D. Lenz
	President and Chief Executive Officer	President and Chief Executive Officer

PROXY HOLDER

Mary Lynn D. Lenz

SUBSTITUTE PROXY HOLDER

Tom Dolan

SHAREHOLDER (If an Individual):

Print Name:

SHAREHOLDER (If a Trust):

Name of Trust

By:
Print Title:

[Signature Page to Voting Agreement and Irrevocable Proxy – [Name]]

Attachment A

Shares Beneficially Owned

Registered Name	No. of Shares

A-1